Exhibit (h).(2).(y)

Execution Version

Amendment

To

Sub-Transfer Agency And Shareholder Services Agreement

This Amendment To Sub-Transfer Agency And Shareholder Services Agreement (“Amendment”), dated as of May 19, 2023 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Virtus Fund Services, LLC (“Company”) and each “Fund”, which is hereby defined to mean each investment company listed on the signature page to this Amendment (individually, an “Investment Company”; collectively, the “Investment Companies”), and, to the extent an Investment Company has one or more series listed on Exhibit B to the Amended Agreement (as defined below), each such series of each such Investment Company, each of the foregoing in its individual and separate capacity.

Background

BNYM, certain of the Funds and VP Distributors, Inc., as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011 (“Original Agreement”). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, the Company, certain of the Funds and BNYM (the Original Agreement as so assigned and amended being the “Assigned Agreement”).

BNYM, the Company and the Funds subsequently entered into amendments to the Assigned Agreement, dated as of March 21, 2014, June 1, 2014, August 19, 2014, November 12, 2014, March 24, 2015, May 28, 2015, September 1, 2015, December 10, 2015, July 27, 2016, February 1, 2017, September 18, 2017, January 1, 2018, September 20, 2018, December 21, 2018, March 22, 2019, May 22, 2019, September 1, 2019, October 17, 2019, November 18, 2019, August 27, 2020, November 13, 2020, June 9, 2021, August 2, 2021, December 1, 2021, January 12, 2022, February 24, 2022 and September 1, 2022 (the Assigned Agreement as so amended being the “Current Agreement”).

The parties intend that the Current Agreement be amended as set forth in this Amendment.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to the Current Agreement. The Current Agreement is hereby amended as follows:

Schedule B is deleted and replaced it in its entirety with the Schedule B attached to this Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated May 19, 2023, between BNYM and each of the Company and the Funds.

3. Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

Execution Version

4. Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

5. Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6. Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

Execution Version

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:

/s/ Barbara Wentzel

Name:

Barbara Wentzel

Title:

Managing Director

Virtus Fund Services, LLC

By:

/s/ Heidi Griswold

Name:

Heidi Griswold

Title:

VP, Mutual Fund Services

The Merger Fund®
Virtus Alternative Solutions Trust
Virtus Asset Trust
Virtus Event Opportunities Trust
Virtus Equity Trust
Virtus Retirement Trust
Virtus Opportunities Trust
Virtus Investment Trust
Virtus Strategy Trust

On behalf of itself and, to the extent it has series listed on Schedule B hereto, on behalf of each such series, each such Fund in its individual and separate capacity

By:

/s/ Heidi Griswold

Name:

Heidi Griswold

Title:

VP, Mutual Fund Services

Execution Version

SCHEDULE B

(Dated: May 19, 2023)

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011, as amended, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC (under the name of its predecessor in interest, VP Distributors, Inc.) and the Funds, as further set forth below.

Funds

Investment Company	Share Class
	A	C	I	R6
The Merger Fund®	x		x

Investment Company: Virtus Alternative Solutions Trust
Portfolios:	Share Class
	A	C	I	R6
Virtus Duff & Phelps Select MLP and Energy Fund	x	x	x
Virtus KAR Long/Short Equity Fund	x	x	x	x
Virtus AlphaSimplex Global Alternatives Fund	x	x	x	x
Virtus AlphaSimplex Managed Futures Strategy Fund	x	x	x	x

Investment Company: Virtus Asset Trust
Portfolios:	Share Class
	A	C	I	R	R6
Virtus Ceredex Large-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Mid-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Small-Cap Value Equity Fund	x	x	x		x
Virtus Seix Core Bond Fund	x		x		x
Virtus Seix Corporate Bond Fund	x	x	x		x
Virtus Seix Floating Rate High Income Fund	x	x	x		x
Virtus Seix High Grade Municipal Bond Fund	x		x
Virtus Seix High Income Fund	x		x		x
Virtus Seix High Yield Fund	x		x		x
Virtus Seix Investment Grade Tax-Exempt Bond Fund	x		x
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	x		x		x
Virtus Seix Ultra-Short Bond Fund	x		x
Virtus Silvant Large-Cap Growth Stock Fund	x		x		x
Virtus SGA International Growth Fund	x		x		x
Virtus Zevenbergen Innovative Growth Stock Fund	x		x

Investment Company: Virtus Event Opportunities Trust
Portfolios:	Share Class
	A	C	I	R6
Virtus Westchester Event-Driven Fund	x		X
Virtus Westchester Credit Event Fund	x		X

Execution Version

Investment Company: Virtus Equity Trust
Portfolios:		Share Class
	A	C	I	R	R6
Virtus KAR Capital Growth Fund	x	x	x		x
Virtus KAR Equity Income Fund	x	x	x		x
Virtus KAR Global Quality Dividend Fund	x	x	x		x
Virtus KAR Mid-Cap Core Fund	x	x	x		x
Virtus KAR Mid-Cap Growth Fund	x	x	x		x
Virtus KAR Small-Cap Core Fund	x	x	x		x
Virtus KAR Small-Cap Growth Fund	x	x	x		x
Virtus KAR Small-Cap Value Fund	x	x	x		x
Virtus KAR Small-Mid Cap Core Fund	x	x	x		x
Virtus KAR Small Mid-Cap Growth Fund	x	x	x		x
Virtus KAR Small-Mid Cap Value Fund	x	x	x		x
Virtus SGA Emerging Markets Growth Fund	x	x	x		x
Virtus SGA Global Growth Fund	x	x	x		x
Virtus SGA New Leaders Growth Fund	x	x	x		x
Virtus Tactical Allocation Fund	x	x	x		x

Investment Company: Virtus Investment Trust
Portfolios:	Share Class
	A	Admin *	C	Institutional	R	R6	P
Virtus Emerging Markets Opportunities Fund (name changed from Virtus AllianzGI Emerging Markets Opportunities Fund on 6/10/2022)	x		x	x		x	x
Virtus Income & Growth Fund (name changed from Virtus AllianzGI Income & Growth Fund on 6/10/2022)	x		x	x			x
Virtus KAR Global Small-Cap Fund (name changed from Virtus AllianzGI Global Small-Cap Fund on 6/10/2022 and from Virtus Global Small-Cap Fund on 7/25/2022 )	x		x	x			x
Virtus KAR Health Sciences Fund (name changed from Virtus AllianzGI Health Sciences Fund on 6/10/2022 and from Virtus Health Sciences Fund on 7/25/2022)	x		x	x			x
Virtus NFJ Dividend Value Fund	x	x	x	x		x	x
Virtus NFJ International Value Fund	x	x	x	x		x	x
Virtus NFJ Large-Cap Value Fund	x	x	x	x		x	x
Virtus NFJ Mid-Cap Value Fund	x	x	x	x		x	x
Virtus NFJ Small-Cap Value Fund	x	x	x	x		x	x
Virtus Silvant Focused Growth Fund (name changed from Virtus AllianzGI Focused Growth Fund on 6/10/2022 and from Virtus Focused Growth Fund on 7/25/2022 )	x	x	x	x		x	x

Execution Version

Virtus Silvant Mid-Cap Growth Fund (name changed from Virtus AllianzGI Mid-Cap Growth Fund on 6/10/2022 and from Virtus Mid-Cap Growth Fund on 7/25/2022)	x	x	x	x		x
Virtus Small-Cap Fund (name changed from Virtus AllianzGI Small-Cap Fund on 6/10/2022)	x		x	x	x	x
Virtus Zevenbergen Technology Fund (name changed from Virtus AllianzGI Technology Fund on 6/10/2022 and from Virtus Technology Fund on 7/25/2022)	x	x	x	x		x

*   Administrative

Investment Company: Virtus Opportunities Trust
Portfolios:	Share Class
	A	C	C1	I	R	R6
Virtus Duff & Phelps Global Infrastructure Fund	x	x		x		x
Virtus Duff & Phelps Global Real Estate Securities Fund	x	x		x		x
Virtus Duff & Phelps International Real Estate Securities Fund	x	x		x
Virtus Duff & Phelps Real Asset Fund	x	x		x		x
Virtus Duff & Phelps Real Estate Securities Fund	x	x		x		x
Virtus FORT Trend Fund	x	x		x		x
Virtus KAR Developing Markets Fund	x	x		x		x
Virtus KAR Emerging Markets Small-Cap Fund	x	x		x		x
Virtus KAR International Small-Mid Cap Fund	x	x		x		x
Virtus Newfleet Core Plus Bond Fund	x	x		x		x
Virtus Newfleet High Yield Fund	x	x		x		x
Virtus Newfleet Low Duration Core Plus Bond	x	x		x		x
Virtus Newfleet Multi-Sector Intermediate Bond Fund	x	x		x		x
Virtus Newfleet Multi-Sector Short Term Bond Fund	x	x	x	x		x
Virtus Newfleet Senior Floating Rate Fund	x	x		x		x
Virtus Newfleet Tax-Exempt Bond Fund	x	x		x
Virtus Stone Harbor Emerging Markets Bond Fund	x			x
Virtus Stone Harbor Emerging Markets Debt Allocation Fund	x			x
Virtus Stone Harbor Emerging Markets Debt Income Fund	x			x
Virtus Stone Harbor High Yield Bond Fund	x			x
Virtus Stone Harbor Local Markets Fund	x			x
Virtus Stone Harbor Strategic Income Fund	x			x
Virtus Vontobel Emerging Markets Opportunities Fund	x	x		x		x
Virtus Vontobel Foreign Opportunities Fund	x	x		x		x
Virtus Vontobel Global Opportunities Fund	x	x		x		x
Virtus Vontobel Greater European Opportunities Fund	x	x		x

Investment Company	Share Class
Virtus Retirement Trust	(None)

Execution Version

Investment Company: Virtus Strategy Trust
Portfolios:	Share Class
	A	Admin *	C	Institutional	P	R6
Virtus Convertible Fund (named changed from Virtus AllianzGI Convertible Fund on 6/10/2022)	x	x	x	x	x	x
Virtus Duff & Phelps Water Fund (name changed from Virtus AllianzGI Water Fund on 6/10/2022 and from Virtus Water Fund on 7/25/2022)	x		x	x	x
Virtus Global Allocation Fund (name changed from Virtus AllianzGI Global Allocation Fund on 6/10/2022)	x	x	x	x	x	x
Virtus International Small-Cap Fund (name changed from Virtus AllianzGI International Small-Cap Fund on 6/10/2022)	x		x	x	x	x
Virtus Newfleet Short Duration High Income Fund (name changed from Virtus AllianzGI Short Duration High Income Fund on 6/10/2022 and from Virtus Short Duration High Income Fund on 7/25/2022)	x		x	x	x	x
Virtus NFJ Emerging Markets Value Fund	x		x		x	x
Virtus NFJ Global Sustainability Fund (name changed from Virtus AllianzGI Global Sustainability Fund on 6/10/2022 and from Virtus AllianzGI Global Sustainability Fund on 7/25/2022 )	x			x	x
Virtus Seix High Yield Income Fund (name changed from Virtus AllianzGI High Yield Bond Fund on 6/10/2022 and from Virtus High Yield Bond Fund on 7/25/2022)	x	x	x	x	x

*   Administrative